EXHIBIT 99.1

All For One Media Corp. Achieves Significant Milestone Towards Acquisition of All Entertainment Media Group

MMT. KISCO NEW YORK May 15th 2023 - All For One Media Corp. (OTC-PINK: AFOM) (“AFOM” or the “Company”) today announced filing with the Financial Industry Regulatory Authority (FINRA) for a 1-for- 2,854 reverse stock split of its capital stock. Following the effectiveness of the reverse split, the outstanding common stock of the Company will be reduced from approximately 8.9 billion shares to approximately 10 million shares, after giving effect to the issuance to acquire All Entertainment Media Group. The reverse split is expected to be effective 20 days after mailing of an Information Statement on Schedule 14C to stockholders in accordance with SEC rules, or approximately June 12, 2023, and upon the effective date of the stockholder approval.

Furthermore, the Corporation's name will be changed to All Entertainment Media Group Holdings, Inc., which will become the controlling company closing.

All Entertainment Media Group ( AEMG ) is a promising content creation and marketing company headquartered in New York. Comprising of three core divisions - PODs Entertainment Group, EMG Music Group, and Terry D Films - AEMG has garnered significant revenue and attention with well over 1 million podcast downloads across all major streaming providers. And over 4 million dollars in combined revenue for 2021 & 2022. Notably, AEMG's podcast division ranks among the top 3% of all podcasts globally by podcast database giant Listen Notes. In August 2022, AEMG released its first feature film, 17 DAYS, which quickly became one of Tubi's "Most Popular Movies." The company's online entertainment properties have already started generating advertising and royalty revenues, with exponential growth projections for 2023 and beyond.

"We are excited to announce this important step in the growth of our company," said Brian Lukow, CEO of AFOM. "This reverse stock split will result in a more manageable number of outstanding shares, which will help us to better serve our shareholders and position the company for future growth, expanding our stockholder base, and opening the possibility for expanded trading as we seek uplisting to OTC Markets higher levels or NASDAQ."

AEMG CEO and co-founder Jeffrey Burton stated, "We are thrilled to be moving forward so quickly with the conditions for our pending closing. We believe this strategic move will enhance our company’s value and help us to achieve our long-term growth objectives."

AEMG President and co-founder Todd Napolitano added, "We are excited to continue our journey as a leader in content creation and marketing. We are confident the d resulting merger will enable us to execute our plans more effectively and deliver greater value to our shareholders."

AEMG advisor and shareholder Brandon Steiner said, "I have been impressed with AEMG's vision, leadership, and growth prospects since I became involved with the company. This acquisition opens the floodgates to expanded sports personality participation and revenue opportunities."

With exponential growth projections for 2023 and beyond, AEMG is poised for success. Following closing the combined companies will seek additional acquisitions of “mom and pop” podcasting and media entertainment companies and are evaluating the acquisition of an AI platform to fuel further growth.

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Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, besides those of historical fact, contained in this press release are forward-looking. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on All For One Media’s and All Entertainment Media Group, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions about future events that may not prove accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the Annual Report on Form 10-K of All For One Media Corp. filed with the Securities and Exchange Commission on December 29, 2022, and other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and All For One Media Corp. undertakes no duty to update such information except as required under applicable law

For more information about All Entertainment Media Group, visit https://www.aemgworldwide.com.

For more information about All Entertainment Media Group

Phone: 888-245-2479

Email: info@aemgworldwide.com

Web: https://www.aemgworldwide.com

For more information about All For One Media Corp.

Contact: Brian Lukow

Phone: 914 574-6174

Email: Brian@Entbrands.com

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